Exhibit 4.13


January 28, 1999

Intermet Corporation
5445 Corporate Drive
Suite 200
Troy, MI  48098

Ladies and Gentlemen:

We refer to that certain Third Amended and Restated Credit Agreement, dated as of November 14, 1996 (as amended or modified from time, the "Credit Agreement"), among Intermet Corporation ("Intermet"), the lenders from time to time parties thereto (the "Lenders"), SunTrust Bank, Atlanta as Agent, and NBD Bank and First Union National Bank (formerly First Union National Bank of North Carolina) as Co-Agents. Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement.

As you have requested, we hereby amend the definition of "Maturity Date" set forth in Section 1.01 of the Credit Agreement by replacing such definition in its entirety with the following:

"Maturity Date" shall mean the earlier of (i) January 1, 2000, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

The extension of the Maturity Date pursuant hereto is a renewal and amendment of the Commitments previously outstanding under Credit Agreement and shall not be deemed to be a novation with respect thereto.

Except as expressly set forth herein, this letter agreement shall not be deemed to waive, amend or modify any other provision of the Credit Documents or any other agreement between you and us, and shall not serve as a consent, waiver or amendment to any other matter prohibited by the terms and conditions of the Credit Documents.

THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Please countersign below to evidence your consent to the foregoing amendment and your acknowledgment and agreement that Obligations, including without limitation, all Loans and Letter of Credit Obligations, remain secured by the Security Documents after giving effect to this amendment. Please have the Guarantors countersign below to evidence their consent to Intermet agreeing to this amendment and to reaffirm, acknowledge and agree that all Obligations, including without limitation, all Loans and Letter of Credit Obligations, remain guaranteed by the Guarantors jointly and severally pursuant to the terms of the Guaranty Agreement and remain secured by the Security Documents after giving effect to this amendment.

Very truly yours,

SUNTRUST BANK, ATLANTA,
Individually and as Agent


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By:      /s/ Shelley M. Browne                    By:      /s/ Charles C. Pick
         ---------------------                             -------------------
Name:    Shelley M. Browne                        Name:    Charles C. Pick
Title:   Vice President                           Title:   Vice President

NBD BANK, individually and as Co-Agent

By:      /s/ William C. Goodhue
         ----------------------
Name:    William C. Goodhue
Title:   First Vice President

FIRST UNION NATIONAL BANK, formerly First Union National Bank of North Carolina, individually and as Co-Agent

By:      /s/ Kent Davis
         --------------
Name:    Kent Davis
Title:   V.P.

COMERICA BANK

By:      /s/ Mark A. Reifel
         ------------------
Name:    Mark A. Reifel
Title:   V.P.

ABN AMRO BANK N.V.

By:      /s/ John J. Mack                         By:      /s/ John M. Ellenwood
         ----------------                                  ---------------------
Name:    John J. Mack                             Name:    John M. Ellenwood
Title:   Vice President                           Title:   Group Vice President

THE BANK OF NOVA SCOTIA

By:      /s/ F.C.H. Ashby
         ----------------
Name:    F.C.H. Ashby
Title:   Senior Manager
         Loan Operation

HARRIS TRUST AND SAVINGS BANK

By:      /s/ Kirby M. Law
         ----------------
Name:    Kirby M. Law
Title:   Vice President

LANDESBANK SAAR GIROZENTRALE

By:      /s/ Thinnes Manfred                      By:      /s/ Humburg Frank
         -------------------                               -----------------
Name:    Thinnes Manfred                          Name:    Humburg Frank
Title:   Head of Department                       Title:   Area Manager



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INTERMET INTERNATIONAL, INC.

By:      /s/ M. Skrzypczak
         -----------------
Name:    Michael Skrzypczak
Title:   Asst. Treasurer

ALEXANDER CITY CASTINGS COMPANY, INC.

By:      /s/ M. Skrzypczak
         -----------------
Name:    Michael Skrzypczak
Title:   Asst. Treasurer

NEW RIVER CASTINGS COMPANY

By:      /s/ M. Skrzypczak
         -----------------
Name:    Michael Skrzypczak
Title:   Asst. Treasurer

We consent to the foregoing amendment to the definition of Maturity Date and acknowledge and agree that all Obligations, including without limitation, all Loans and Letter of Credit Obligations, remain secured by the Security Documents after giving effect to such amendment.

INTERMET CORPORATION

By:      /s/ M. Skrzypczak
         -----------------
Name:    Michael Skrzypczak
Title:   Asst. Treasurer

We consent to Intermet agreeing to the foregoing amendment to the definition of Maturity Date and reaffirm, acknowledge and agree that all Obligations, including without limitation, all Loans and Letter of Credit Obligations, remain guaranteed by us jointly and severally pursuant to the terms of the Guaranty Agreement and remain secured by the Security Documents after giving effect to such amendment.

LYNCHBURG FOUNDRY COMPANY

By:      /s/ M. Skrzypczak
         -----------------
Name:    Michael Skrzypczak
Title:   Asst. Treasurer

IRONTON IRON, INC.

By:      /s/ M. Skrzypczak
         -----------------
Name:    Michael Skrzypczak
Title:   Asst. Treasurer

NORTHERN CASTINGS CORPORATION

By:      /s/ M. Skrzypczak
         -----------------
Name:    Michael Skrzypczak
Title:   Asst. Treasurer